                                                                      Exhibit 21

Name of CONSOL Energy Subsidiary/1/                     Jurisdiction of Incorporation or Organization
-----------------------------------                     ---------------------------------------------
Buchanan Production Company                             Virginia
Cardinal River Coals Ltd.                               Alberta, Canada
Cardinal States Gathering Company                       Virginia
Cargo Dockers Ltd.                                      Ontario, Canada
Central Ohio Coal Company                               Ohio
Church Street Holdings, Inc.                            Delaware
Coalfield Pipeline Company                              Tennessee
Conrhein Coal Company                                   Pennsylvania
CONSOL Docks Inc.                                       Delaware
CONSOL Energy Australia Pty Limited                     New South Wales, Australia
CONSOL Energy Canada Ltd.                               New Brunswick, Canada
CONSOL Energy Finance Pty Limited                       New South Wales, Australia
CONSOL Energy Investments Pty Limited                   New South Wales, Australia
CONSOL Financial Inc.                                   Delaware
CONSOL Foreign Sales Corporation                        Barbados
CONSOL Godefroid Europe S.A.                            Belgium
Consolidation Coal Company                              Delaware
Consolidation Coal Operating Company                    Delaware
Consolidation Coal Sales Company                        Delaware
CONSOL of Canada Inc.                                   Delaware
CONSOL of Kentucky Inc.                                 Delaware
Consol Pennsylvania Coal Company                        Delaware
CONSOL Sales Company                                    Delaware
Cordin Ltd.                                             Ottawa, Canada
CNX Australia Pty Limited                               New South Wales, Australia
CNX Gas Company LLC                                     Virginia
CNX Land Resources Inc.                                 Delaware
DUPECH Inc.                                             Delaware
Eighty-Four Mining Company                              Pennsylvania
Fairmont Supply Company                                 Delaware
Greene Energy LLC                                       Pennsylvania
Helvetia Coal Company                                   Pennsylvania
Island Creek Coal Company                               Delaware
IC Coal, Inc.                                           Delaware
Jeffco Coal Company                                     Pennsylvania
Keystone Coal Mining Corporation                        Pennsylvania

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/1/  None of the CONSOL Energy subsidiaries does business under a name other than its corporate name.

Knox Energy, LLC                                        Tennessee
Laurel Run Mining Company                               Virginia
Leatherwood, Inc.                                       Pennsylvania
Line Creek Mine Ltd.                                    British Columbia, Canada
Line Creek Limited Partnership                          Alberta, Canada
McElroy Coal Company                                    Delaware
Mon-View LLC                                            West Virginia
MTB Inc.                                                Delaware
Neptune Bulk Terminals (Canada) Ltd.                    British Columbia, Canada
New Century Holdings, Inc.                              Delaware
Pocahontas Gas Partnership                              Virginia
Quarto Mining Company                                   Ohio
Reserve Coal Properties Company                         Delaware
Rochester & Pittsburgh Coal Company                     Pennsylvania
Rochester & Pittsburgh Coal Co. (Canada) Limited        Ottawa, Canada
Southern Ohio Coal Company                              West Virginia
Supply Chain Management LLC                             Delaware
The White Star Coal Co., Inc.                           New York
Twin Rivers Towing Company                              Delaware
United Eastern Coal Sales Corporation                   Pennsylvania
Universal Aggregates, LLC                               Pennsylvania
Westco Coal Company                                     Pennsylvania
Windsor Coal Company                                    West Virginia
Wolfpen Knob Development Company                        Virginia

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